Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Heritage Global, Inc. of our report dated March 8, 2021, relating to the consolidated financial statements of Heritage Global, Inc., appearing in the Annual Report on Form 10-K of Heritage Global, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ BAKER TILLY US, LLP

San Diego, California

September 24, 2021